CNL Strategic Capital, LLC 8-K

Exhibit 10.2

AMENDED AND RESTATED PROMISSORY NOTE

$20,000,000.00	July 15, 2020
Orlando, Florida

FOR VALUE RECEIVED, the undersigned, CNL STRATEGIC CAPITAL B, INC., a Delaware corporation (“Borrower”), having its office at 450 South Orange Avenue, Suite 1400, Orlando, Florida 32801promise to pay to the order of UNITED COMMUNITY BANK DBA SEASIDE BANK AND TRUST (“Lender”), having its office at 201 South Orange Avenue, Suite 1350, Orlando, Florida 32801, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Principal Sum”) or so much thereof as may be advanced hereunder, together with interest on the principal balance from time to time remaining unpaid from the date of each advance at the applicable interest rate hereinafter set forth, in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of payment; said principal and interest to be paid over a term, at the times, and in the manner following, to wit:

INTEREST RATE:

Interest shall accrue on the unpaid principal balance of this Note during each Interest Period from the date hereof at a rate per annum equal to the greater of (a) the 30-day LIBOR plus two and three-quarters percent (2.75%) and (b) three percent (3%) (“Interest Rate”). Interest for each Interest Period shall accrue each day during such Interest Period, commencing on and including the first day but excluding the last day. “Interest Period” means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due 1 month thereafter; provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Note shall end on the maturity date of this Note. As used herein, “LIBOR” means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as quoted in Bloomberg on the day such Interest Period begins (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation). Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to the undersigned.

Interest shall be calculated on the basis of a 360 day year and charged for the actual number of days elapsed in an Interest Period. In no event shall the amount of interest due or payment in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess sum returned to it forthwith.

TERM:

Borrower’s ability to request draws under this Note shall commence on the date first set forth above and expire 364 days thereafter. Each draw under this Note shall mature 180 days from the date of such draw (the “Maturity Date”).

CONDITIONS TO ADVANCES

Draws under this Note shall be expressly conditioned upon Borrower’s submission of a draw request and Lender’s approval of the use of funds, as set forth in the Loan Agreement.

TERMS OF PAYMENT:

This Note shall be due and payable in consecutive monthly payments of interest only commencing on the first day of the month following any draw and continuing until the Maturity Date for the applicable draw.

THIS NOTE IS PAYABLE IN FULL WITH RESPECT TO EACH DRAW ON THE MATURITY DATE FOR SUCH DRAW. AT MATURITY YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF SUCH DRAW AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE OR RENEW THE DRAW OR THIS NOTE AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE OR RENEW A DRAW AT ITS MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

Both principal and interest hereunder shall be payable at the office of the Lender at 201 South Orange Avenue, Suite 1350, Orlando, Florida 32801, or at such other place either within or without the State of Florida, as the Lender may from time to time designate. Payments must be received by 5:00 PM eastern time to be counted as made on any day.

The Borrower may prepay this Note in whole or in part at any time without any prepayment premium, penalty or fee whatsoever. Prepayments will be applied to the principal balance of the loan in inverse order of maturity.

The Borrower shall pay to the Lender a late charge equal to the greater of $100.00 or five percent (5%) of each payment of principal and/or interest due for each payment which is not paid within ten (10) days of the date on which it is due.

The Amended and Restated Loan Agreement entered into by and between Borrower and Lender of even date herewith (the “Loan Agreement”) sets forth terms and provisions which may constitute grounds for acceleration of the indebtedness represented by this Note, and additional remedies in the event of default hereunder.

If default be made in the payment of any of the sums or interest mentioned herein or in the Loan Agreement and such default is not cured within ten (10) days thereof, or if default be made in the performance of or compliance with any of the covenants and conditions contained herein or in the Loan Agreement and such default is not cured within thirty (30) days of notice from Lender or such longer period as necessary to cure such default provided Borrower diligently pursues such cure and such time period does not exceed one hundred twenty (120) days, then in any or all of such events, at the option of the Lender, and without notice, the entire amount of principal of this Note, together with all interest then accrued, shall become and be immediately due and payable and the unpaid balance of the Principal Sum, any unpaid interest thereon, and all other amounts due under the Loan Agreement shall, thereafter until paid in full, bear interest at a rate equal to the highest rate allowed by applicable law for monetary defaults. Failure on the part of the Lender to exercise any right granted herein or in the Loan Agreement shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

MISCELLANEOUS:

1.            Documentary and Intangible Taxes. Borrower shall be liable for all documentary stamp and intangible taxes assessed at the closing of this Note or from time to time during the life of this Note.

2.            No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Lender of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Lender and Borrower.

3.            No Usurious Amounts. Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Lender in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest. In addition, Lender may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12 Florida Statutes (“Interest rates; parity among licensed lenders or creditors”) and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than allowed by Florida Statutes, Chapter 687.

4.            Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

5.            Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

6.            Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

7.            Sales or Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold Lender’s lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Lender may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

8.            Jurisdiction. Borrower irrevocably appoints each and every owner, partner and/or officer of such Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

9.            Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Loan Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

10.          Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

11.          Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

In the event this Note is placed in the hands of any attorney for collection, or in case Lender shall become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the property described or the lien created in the Loan Documents, or for the recovery or protection of the indebtedness represented by this Note, or the property given as security therefor, the Borrower will repay, on demand, all costs and expenses arising therefrom, including, without limitation, reasonable attorneys’ fees based on the actual amount of time expended at the usual and customary hourly rates of attorneys and paralegals for time actually spent without giving effect to any statutory presumptions that may then be in effect, together with all attorneys’ fees, costs and expenses incurred by the Lender (subject to the limitations described above) in connection with any bankruptcy proceeding involving any person liable hereunder or any person who might now have or hereafter acquire a record interest or other interest in any property subject to a lien securing this obligation, whether or not there exists any default hereunder, including by way of example, but without limitation, all attorneys’ fees, costs, and expenses incurred (subject to the limitations described above) in connection with motions for relief from the automatic stay and adequate protection, proofs of claim and objections thereto, motions to dismiss or convert bankruptcy cases, approval of disclosure statements and objections thereto, confirmation of plans of reorganization and objections thereto, litigation involving preference and other avoidance powers, motions to value collateral, objections to the sale or use of collateral, and any and all other matters pertaining to any bankruptcy case affecting this Note, the Loan Documents, or the enforcement thereof, together with interest on such costs and expenses at the highest rate allowed by law.

The maker, endorsers and guarantors hereof, if any, and all others who may be or become liable for all or any part of the obligation represented by this Note, severally waive presentment for payment, protest, and notice of protest and non-payment, and consent to any number of renewals or extensions of time of payment hereof. Any such renewals or extensions of time may be made without notice to any of said parties and without affecting their liability. In addition, each maker, endorser, or guarantor and all others who may be or become liable for all or any part of the obligation represented by this Note agree that the Lender may without notice, and without regard to the consideration, if any, paid therefor, release or substitute any part of the property given as security for the repayment of the indebtedness represented hereby without releasing any other property given as security for such indebtedness or may release any person liable for the repayment of the indebtedness represented hereby without releasing any other person obligated on or for the repayment of the indebtedness represented by this Note.

If and whenever this Note shall be assigned and transferred, or negotiated, the holder hereof shall be deemed the “Lender” for all purposes under this Note.

It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Florida, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

This Note amends, restates and replaces that certain Promissory Note dated June 27, 2019 in the original principal amount of $20,000,000 from Borrower to and in favor of Seaside National Bank & Trust (the “Original Note”)

CNL STRATEGIC CAPITAL B, INC., a
Delaware corporation

By:	/s/ Tammy J. Tipton
Name: Tammy J. Tipton
Title: Chief Financial Officer and Treasurer

STATE OF FLORIDA

COUNTY OF ORANGE

Sworn to and subscribed before me __ in person ___ by remote online notary the ____ day of July, 2020, by Tammy J. Tipton, as Chief Financial Officer and Treasurer of CNL STRATEGIC CAPITAL B, INC., a Delaware corporation in such capacity on behalf of the corporation. She is personally known to me or produced driver’s license as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped)
Notary Public, State of Florida
Commission No.:
My Commission Expires:

Florida Documentary Stamp Tax in the amount of $2,450.00 was paid in connection with the Original Note and no additional Documentary Stamp Tax is due in connection with the execution of this Amended and Restated Promissory Note. As neither the Original Note nor this Amended and Restated Promissory Note is not secured by an interest in Florida real property Florida Documentary Stamp Tax is capped and no additional Florida non-recurring intangibles tax is due hereon.